UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): January 10, 2005

                          MONARCH CASINO & RESORT, INC.
             (Exact name of registrant as specified in its charter)


          NEVADA                     0-22088                  88-0300760
(State or other jurisdiction       (Commission             (I.R.S. Employer
      of incorporation)             File Number)          Identification No.)


     1175 W. Moana Lane, Suite 200
            Reno, NEVADA                                          89509
(Address of Principal Executive Offices)                        (Zip Code)



                                 (775)825-3355
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
              ----------------------------------------------------
          (Former name or former address, if changed since last report)





ITEM 12. Results of Operations and Financial Condition

     On January 10, 2005, Monarch Casino & Resort, Inc. (the "Company") issued a press release reporting that it expects to report record results for the fourth quarter and fiscal year ended December 31, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.



ITEM 7.  Financial Statements and Exhibits

     (c) EXHIBITS

         99.1  Text of press release dated January 10, 2005.











































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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MONARCH CASINO & RESORT, INC.


Date:    January 10, 2005              By: /s/ Ben Farahi
                                              -------------------------------
                                       Name:   Ben Farahi
                                       Title:  Chief Financial Officer,
                                               Treasurer and Secretary












































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                                                                  Exhibit 99.1

                                PRESS RELEASE

  MONARCH CASINO & RESORT, INC. EXPECTS TO REPORT RECORD RESULTS FOR FOURTH
                 QUARTER AND FISCAL YEAR ENDED DECEMBER 31, 2004


RENO, NV? January 10, 2005 ? Monarch Casino & Resort, Inc. (Nasdaq: MCRI) (the "Company") today announced that it expects to report record results for its fourth quarter and fiscal year ended December 31, 2004. Despite one of the most severe winter storms in the region?s history striking during one of the Company?s typically busiest periods of the year (New Year?s Eve), the Company expects strong results, achieving record fourth quarter numbers.

For the fourth quarter ended December 31, 2004, net revenues are expected to be approximately $31.0 million compared to $28.3 million during the same period a year earlier. The increase is expected to set a new Company fourth quarter record, driven by increases in the Company?s casino, hotel and food and beverage revenue centers. Based on these preliminary results, the Company expects its fourth quarter 2004 earnings per diluted share (EPS) to be approximately $0.36. EPS for the 2003 fourth quarter was $0.19 per diluted share. EBITDA (1) for the fourth quarter of 2004 is expected to be approximately $7.8 million versus $6.2 million for the same period in 2003.

For the fiscal year ended December 31, 2004, net revenues are expected to set a new all-time Company record of approximately $129 million, compared to $116 million the previous year. The 2004 increase was driven by improvements in casino, hotel and food and beverage operations. Preliminary results indicate that the Company?s net income per diluted share (EPS) for the full year of 2004 is expected to be approximately $1.70. EPS was $1.02 per diluted share for the year ended December 31, 2003. EBITDA (1) for the 2004 fiscal year is expected to be approximately $35.9 million, easily beating the Company?s previous full year best EBITDA (1) of $28.0 million in 2003.

Winter storms over Reno during the last two days of 2004 produced the heaviest snowfall since 1990 when 21 inches of snow reached the valley floor and were expected to rival all-time records for the area. The Reno area experienced more heavy snowfall as of this writing as a second big storm was expected to bring two to four more feet of precipitation through January 10, 2005. John Farahi, CEO and Co-Chairman of Monarch commented: ?The ongoing adverse weather is happening during the first couple of weeks of January which have historically been one of the slowest business periods for this market. Preliminary results as of January 7, 2005, show a moderate decrease in the volume of slot play at our property compared to the first seven days of 2004, when there was relatively mild weather.? The Company expects to release final results for the fourth quarter and fiscal year ended December 31, 2004, during the third week of February.

Monarch Casino & Resort, Inc., through its wholly-owned subsidiary, owns and operates the tropically-themed Atlantis Casino Resort in Reno, Nevada. The Atlantis is the closest hotel-casino to and is directly across the street from the Reno-Sparks Convention Center, which completed a $105 million expansion and renovation in August 2002. The Atlantis is recognizable due to its Sky Terrace, a unique structure rising approximately 55 feet from street level and spanning 160 feet across the street with no intermediate support pillars. The Sky Terrace connects the Atlantis to a 16-acre parcel of land owned by the

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Company, that is compliant with all casino zoning requirements and is suitable and available for future expansion of the Atlantis facilities and is currently being used by the Company as additional paved parking for the Atlantis. The existing Atlantis site offers almost 1,000 guest rooms in three contiguous high-rise hotel towers and a motor lodge. The tropically-themed Atlantis features approximately 51,000 square feet of high-energy casino space with 37 table games and approximately 1,450 slot and video poker machines, a sports book, Keno and a poker room, and offers a variety of dining choices in the form of nine high-quality food outlets.

This press release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934 which are subject to change, including, but not limited to, comments relating to (i) future operating performance and (ii) the financial benefits that may result from future operations. The actual results may differ materially from those described in any forward-looking statements.

Additionally, Management of the Company hasn?t yet completed its close of the general ledger at December 31, 2004, but believes they have provided reasonable estimates and assumptions to reflect its financial results for 2004. However, final results of operations are subject to the Company closing its books and its auditors performing their audit procedures. Actual historical results for 2004 may differ materially from those described above. Additional information concerning potential factors that could affect the Company?s financial results is included in the Company?s Securities and Exchange Commission filings, which are available on the Company's web site.

Contacts: Ben Farahi at (775) 825-3355 or benfarahi@monarchcasino.com
        Karl G. Brokmann at (775) 825-3355 or kbrokmann@monarchcasino.com

For additional information including artist renditions and photographs, visit Monarch's web site at monarchcasino.com.

(1) "EBITDA" consists of net income plus provision for income taxes, other expenses (income), and depreciation and amortization. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented, may not be comparable to similarly titled measures presented by other companies.














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